Filed Pursuant to Rule 433
Registration Statement Nos. 333-204107, 333-204107-01
May 13, 2015

PRICING TERM SHEET

Issuer:	ConocoPhillips Company

Guarantor:	ConocoPhillips

Ratings*:	A1 (Moody’s); A (S&P); A (Fitch)

Issue of Securities:	1.500% Notes due 2018

Principal Amount:	$750,000,000

Coupon:	1.500%

Interest Payment Dates:	Semi-annually on May 15 and November 15, commencing on November 15, 2015

Maturity Date:	May 15, 2018

Treasury Benchmark:	0.750% due April 15, 2018

U.S. Treasury Yield:	0.954%

Spread to Treasury:	+55 bps

Re-offer Yield:	1.504%

Initial Price to Public:	99.988%

Optional Redemption:	At any time for an amount equal to the principal amount of the notes redeemed plus a make-whole premium and accrued but unpaid interest to the redemption date.

Make-Whole Premium	T+10 bps

Settlement Date:	May 18, 2015

CUSIP/ISIN:	20826FAL0 / US20826FAL04

Denomination:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Running Managers:

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Mitsubishi UFJ Securities (USA), Inc.

RBC Capital Markets, LLC

Citigroup Global Markets Inc.

Mizuho Securities USA Inc.

SMBC Nikko Securities America, Inc.

SG Americas Securities LLC

Senior Co-Managers

Banca IMI S.p.A.

Barclays Capital Inc.

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

DNB Markets Inc.

HSBC Securities (USA) Inc.

Lloyds Securities Inc.

Skandinaviska Enskilda Banken AB (publ)

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800)-294-1322 or emailing dg.prospectus_requests@baml.com, Mitsubishi UFJ Securities (USA), Inc. toll-free at (877) 649-6848 or RBC Capital Markets, LLC toll-free at (866) 375-6829.

Issuer:	ConocoPhillips Company

Guarantor:	ConocoPhillips

Ratings*:	A1 (Moody’s); A (S&P); A (Fitch)

Issue of Securities:	2.200% Notes due 2020

Principal Amount:	$500,000,000

Coupon:	2.200%

Interest Payment Dates:	Semi-annually on May 15 and November 15, commencing on November 15, 2015

Maturity Date:	May 15, 2020

Treasury Benchmark:	1.375% due April 30, 2020

U.S. Treasury Yield:	1.570%

Spread to Treasury:	+65 bps

Re-offer Yield:	2.220%

Initial Price to Public:	99.906%

Optional Redemption:

At any time for an amount equal to the principal amount of the notes redeemed plus a make-whole premium and accrued but unpaid interest to the redemption date. On or after April 15, 2020 (the date that is one month prior to the maturity date of the notes), at an amount equal to 100% of the principal amount of the notes redeemed, plus accrued but unpaid interest thereon to the redemption date.

Make-Whole Premium:	T+10 bps

Settlement Date:	May 18, 2015

CUSIP/ISIN:	20826FAJ5 / US20826FAJ57

Denomination:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Running Managers:

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Mitsubishi UFJ Securities (USA), Inc.

RBC Capital Markets, LLC

Citigroup Global Markets Inc.

Mizuho Securities USA Inc.

SMBC Nikko Securities America, Inc.

SG Americas Securities LLC

Senior Co-Managers

Banca IMI S.p.A.

Barclays Capital Inc.

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

DNB Markets Inc.

HSBC Securities (USA) Inc.

Lloyds Securities Inc.

Skandinaviska Enskilda Banken AB (publ)

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800)-294-1322 or emailing dg.prospectus_requests@baml.com, Mitsubishi UFJ Securities (USA), Inc. toll-free at (877) 649-6848 or RBC Capital Markets, LLC toll-free at (866) 375-6829.

Issuer:	ConocoPhillips Company

Guarantor:	ConocoPhillips

Ratings*:	A1 (Moody’s); A (S&P); A (Fitch)

Issue of Securities:	3.350% Notes due 2025

Principal Amount:	$500,000,000

Coupon:	3.350%

Interest Payment Dates:	Semi-annually on May 15 and November 15, commencing on November 15, 2015

Maturity Date:	May 15, 2025

Treasury Benchmark:	2.000% due February 15, 2025

U.S. Treasury Yield:	2.291%

Spread to Treasury:	+110 bps

Re-offer Yield:	3.391%

Initial Price to Public:	99.655%

Optional Redemption:

At any time for an amount equal to the principal amount of the notes redeemed plus a make-whole premium and accrued but unpaid interest to the redemption date. On or after February 15, 2025 (the date that is three months prior to the maturity date of the notes), at an amount equal to 100% of the principal amount of the notes redeemed, plus accrued but unpaid interest thereon to the redemption date.

Make-Whole Premium:	T+17.5 bps

Settlement Date:	May 18, 2015

CUSIP/ISIN:	20826FAG1 / US20826FAG19

Denomination:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Running Managers:

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Mitsubishi UFJ Securities (USA), Inc.

RBC Capital Markets, LLC

Citigroup Global Markets Inc.

Mizuho Securities USA Inc.

SMBC Nikko Securities America, Inc.

SG Americas Securities LLC

Senior Co-Managers

Banca IMI S.p.A.

Barclays Capital Inc.

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

DNB Markets Inc.

HSBC Securities (USA) Inc.

Lloyds Securities Inc.

Skandinaviska Enskilda Banken AB (publ)

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800)-294-1322 or emailing dg.prospectus_requests@baml.com, Mitsubishi UFJ Securities (USA), Inc. toll-free at (877) 649-6848 or RBC Capital Markets, LLC toll-free at (866) 375-6829.

Issuer:	ConocoPhillips Company

Guarantor:	ConocoPhillips

Ratings*:	A1 (Moody’s); A (S&P); A (Fitch)

Issue of Securities:	Floating Rate Notes due 2018

Principal Amount:	$250,000,000

Coupon:	Three Month LIBOR plus 0.33% per annum payable and reset quarterly

Interest Payment Dates:	Quarterly on each February 15, May 15, August 15 and November 15, commencing on August 15, 2015

Maturity Date:	May 15, 2018

Initial Price to Public	100.000%

Optional Redemption:	ConocoPhillips does not have the right to redeem the notes prior to maturity.

Settlement Date:	May 18, 2015

CUSIP/ISIN:	20826FAM8 / US20826FAM86

Denomination:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Running Managers:

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Mitsubishi UFJ Securities (USA), Inc.

RBC Capital Markets, LLC

Citigroup Global Markets Inc.

Mizuho Securities USA Inc.

SMBC Nikko Securities America, Inc.

SG Americas Securities, LLC

Senior Co-Managers

Banca IMI S.p.A.

Barclays Capital Inc.

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

DNB Markets Inc.

HSBC Securities (USA) Inc.

Lloyds Securities Inc.

Skandinaviska Enskilda Banken AB (publ)

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800)-294-1322 or emailing dg.prospectus_requests@baml.com, Mitsubishi UFJ Securities (USA), Inc. toll-free at (877) 649-6848 or RBC Capital Markets, LLC toll-free at (866) 375-6829.

Issuer:	ConocoPhillips Company

Guarantor:	ConocoPhillips

Ratings*:	A1 (Moody’s); A (S&P); A (Fitch)

Issue of Securities:	Floating Rate Notes due 2022

Principal Amount:	$500,000,000

Coupon:	Three Month LIBOR plus 0.90% per annum payable and reset quarterly

Interest Payment Dates:	Quarterly on each February 15, May 15, August 15 and November 15, commencing on August 15, 2015

Maturity Date:	May 15, 2022

Initial Price to Public	100.000%

Optional Redemption:	ConocoPhillips does not have the right to redeem the notes prior to maturity.

Settlement Date:	May 18, 2015

CUSIP/ISIN:	20826FAH9 / US20826FAH91

Denomination:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Running Managers:

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Mitsubishi UFJ Securities (USA), Inc.

RBC Capital Markets, LLC

Citigroup Global Markets Inc.

Mizuho Securities USA Inc.

SMBC Nikko Securities America, Inc.

SG Americas Securities, LLC

Senior Co-Managers

Banca IMI S.p.A.

Barclays Capital Inc.

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

DNB Markets Inc.

HSBC Securities (USA) Inc.

Lloyds Securities Inc.

Skandinaviska Enskilda Banken AB (publ)

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800)-294-1322 or emailing dg.prospectus_requests@baml.com, Mitsubishi UFJ Securities (USA), Inc. toll-free at (877) 649-6848 or RBC Capital Markets, LLC toll-free at (866) 375-6829.